Exhibit 1(k)

Merrill Lynch Variable Series Funds, Inc.

Articles Supplementary

Merrill Lynch Variable Series Funds, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation as follows:

First: The Corporation is an open-end company registered as such under the Investment Company Act of 1940 with authority to issue capital stock as follows:

Funds	Number of Authorized Shares
American Balanced Fund Common Stock	100,000,000
Basic Value Focus Fund Common Stock	100,000,000
Domestic Money Market Fund Common Stock	300,000,000
Developing Capital Markets Focus Fund Common Stock	100,000,000
Equity Growth Fund Common Stock	100,000,000
Flexible Strategy Focus Fund Common Stock	100,000,000
Global Strategy Focus Fund Common Stock	100,000,000
Global Focus Fund Common Stock	100,000,000
High Current Income Fund Common Stock	100,000,000
Intermediate Government Bond Fund Common Stock	100,000,000
International Bond Fund Common Stock	100,000,000
International Equity Focus Fund Common Stock	100,000,000
Natural Resources Focus Fund Common Stock	100,000,000
Prime Bond Fund Common Stock	100,000,000
Quality Equity Fund Common Stock	100,000,000
Reserve Assets Fund Common Stock	500,000,000
World Income Focus Fund Common Stock	100,000,000

Second:   All shares of the Corporation’s capital stock have a par value of $0.10 per share. The aggregate par value of all the shares of all classes of the Corporation’s capital stock is Two Hundred Thirty Million Dollars ($230,000,000).

Third: The Board of Directors of the Corporation, acting in accordance with Section 2.105(c) of the General Corporation Law of the State of Maryland, hereby increases the number of authorized shares of capital stock of the Corporation’s Domestic Money Market Fund by One Billion (1,000,000,000) shares.

Fourth: All of the shares of the Corporation’s Common Stock, as classified and designated, continue to have preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V of the Articles of Incorporation of the Corporation.

Fifth: After this increase in the number of authorized shares of capital stock of the Corporation’s Domestic Money Market Fund, the Corporation will have authority to issue capital stock as follows:

Funds	Number of Authorized Shares
American Balanced Fund Common Stock	100,000,000
Basic Value Focus Fund Common Stock	100,000,000
Domestic Money Market Fund Common Stock	1,300,000,000
Developing Capital Markets Focus Fund Common Stock	100,000,000
Equity Growth Fund Common Stock	100,000,000
Flexible Strategy Focus Fund Common Stock	100,000,000
Global Strategy Focus Fund Common Stock	100,000,000
Global Utility Focus Fund Common Stock	100,000,000
High Current Income Fund Common Stock	100,000,000
Intermediate Government Bond Common Stock	100,000,000
International Bond Fund Common Stock	100,000,000
International Equity Focus Fund Common Stock	100,000,000
Natural Resources Focus Fund Common Stock	100,000,000
Prime Bond Fund Common Stock	100,000,000
Quality Equity Fund Common Stock	100,000,000
Reserve Assets Fund Common Stock	500,000,000
World Income Focus Fund Common Stock	100,000,000

Sixth: All of the additional shares shall have a par value of $0.10 per share. After this increase in the number of authorized shares of capital stock of the Corporation’s Domestic Money Market Fund, the aggregate par value of all the shares of all classes of the Corporation’s capital stock will be Three Hundred Thirty Million Dollars ($330,000,000).

Seventh: No other change is intended or effected.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its Executive Vice President and attested by its Secretary as of the 1st day of August, 1994.

Attest:	MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

_____________________________________	By: _________________________________
Secretary	Executive Vice President

The undersigned, Executive Vice President of Merrill Lynch Variable Series Funds, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval, thereof are true in all material respects, under the penalties of perjury.

_____________________________________
Executive Vice President

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